UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of earliest event reported: December 18, 2008

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-32647

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 18, 2008, ATP Oil & Gas (UK) Limited (“ATP UK”), a wholly owned subsidiary of ATP Oil & Gas Corporation, issued a press release announcing the closing on its previously announced sale to EDF Production UK Limited (“EDF”) of a portion of its working interests in certain United Kingdom producing oil and gas properties, leasehold acreage and gathering infrastructure for total cash consideration of £258.2 million, net of broker’s fees, and the assumption by the buyer of liabilities associated with future abandonment of wells and platforms. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(b)	Pro forma financial information

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 and the unaudited pro forma condensed consolidated income statements for the nine months ended September 30, 2008 and the year ended December 31, 2007 that give effect to the disposition described therein begin on page F-1 of this report.

(d)	Exhibits

99.1	Press release issued by ATP on December 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ATP Oil & Gas Corporation

Date: December 24, 2008	By:	/s/ Albert L. Reese Jr.
Albert L. Reese Jr.
Chief Financial Officer

2

ATP OIL & GAS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are presented to give effect to the sale on December 18, 2008 of a portion of ATP UK’s working interests in certain producing oil and gas properties, leasehold acreage and gathering infrastructures, all of which are located in the UK sector of the North Sea at the Tors and Wenlock fields (the “Disposition”).

The unaudited pro forma condensed consolidated income statement for the year ended December 31, 2007 has been derived from our consolidated income statement for the year ended December 31, 2007 and should be read together with our consolidated income statement and the notes thereto included in our report on Form 10-K for the year ended December 31, 2007.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 and the unaudited pro forma condensed consolidated income statement for the nine months ended September 30, 2008 have been derived from our interim consolidated financial statements included in our report on Form 10-Q for the quarterly period ended September 30, 2008 and should be read in conjunction with those financial statements and the notes thereto.

The unaudited pro forma condensed consolidated financial statements are based on the following assumptions and adjustments:

•	the unaudited pro forma condensed balance sheet is presented as if the Disposition occurred on September 30, 2008;

•	the unaudited pro forma condensed income statements present our operations as if the Disposition had occurred on January 1, 2007; and

•

the unaudited pro forma estimates of proved reserves and unaudited pro forma standardized measure of discounted future net cash flows related to proved oil and gas reserves give effect to the Disposition as if it had occurred at December 31, 2007.

Pursuant to Securities and Exchange Commission rules for pro forma financial statements, no pro forma adjustments were made with respect to the following:

•	reductions in general and administrative expense to reflect any cost savings in such costs associated with the reduction in our technical and administrative staff resulting from the Disposition;

•	increases in assumed interest income associated with the investment of the proceeds received from the Disposition; and

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only. The financial results may have been different if the Disposition had occurred as of the dates indicated above. This financial information does not purport to indicate the future results that we will experience.

ATP OIL & GAS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	September 30, 2008
	Historical Consolidated	Less U.K. Properties Disposition		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$178,358	$388,856	(a)	$286,130
		(273,286)	(b)
		(7,798)	(c)
Accounts receivable (net of allowance of $358)	44,460	(3,037)	(d)	41,423
Deferred tax asset	45,049	(10,804)	(e)	34,245
Derivative asset	1,409	—		1,409
Other current assets	12,582	—		12,582

Total current assets	281,858	93,931		375,789

Oil and gas properties (using the successful efforts method of accounting):
Proved properties	3,026,918	(460,710)	(d)	2,566,208
Unproved properties	141,001	—		141,001

	3,167,919	(460,710)		2,707,209
Less accumulated depletion, impairment and amortization	(931,092)	114,735	(h)	(816,357)

Oil and gas properties, net	2,236,827	(345,975)		1,890,852

Furniture and fixtures (net of accumulated depreciation)	589	—		589
Derivative asset	431	—		431
Deferred tax asset	19,841	(19,841)	(e)	—
Deferred financing costs, net	14,504	—		14,504
Other assets	17,741	(3,822)	(l)	13,919

Total assets	$2,571,791	$(275,707)		$2,296,084

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accruals	$220,317	$(7,005)	(d)	$213,312
Current maturities of long-term debt	10,500	—		10,500
Asset retirement obligation	19,075	—		19,075
Derivative liability	32,659	—		32,659
Other current liabilities	14,164	3,151	(m)	17,315

Total current liabilities	296,715	(3,854)		292,861
Long-term debt	1,598,392	(273,286)	(b)	1,325,106
Asset retirement obligation	167,778	(25,816)	(d)	141,962
Deferred tax liability	83,814	24,164	(e)	104,650
		(3,328)	(f)
Derivative liability	12,185	—		12,185
Deferred revenue	62,549	—		62,549
Other liabilities	2,582	12,574	(m)	15,156

Total liabilities	2,224,015	(269,546)		1,954,469

Commitments and contingencies
Shareholders’ equity:
Preferred stock: $0.001 par value, 10,000,000 shares authorized; none issued	—	—		—
Common stock: $0.001 par value, 100,000,000 shares authorized; 35,973,670 issued and 35,897,830 outstanding	36	—		36
Additional paid-in capital	397,354	—		397,354
Accumulated deficit	(20,513)	(2,833)	(k)	(23,346)
Accumulated other comprehensive loss	(28,190)	(3,328)	(f)	(31,518)
Treasury stock	(911)	—		(911)

Total shareholders’ equity	347,776	(6,161)		341,615

Total liabilities and shareholders’ equity	$2,571,791	$(275,707)		$2,296,084

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ATP OIL & GAS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

(In thousands, except per share data)

	Nine Months Ended September 30, 2008
	Historical Consolidated	Less UK Properties Disposition (g)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Oil and gas production	$536,193	$(74,346)	$—		$461,847
Other revenues	897	—	—		897

	537,090	(74,346)	—		462,744

Costs, operating expenses and other:
Lease operating	73,111	(12,270)	—		60,841
Exploration	48	—	—		48
General and administrative	27,279	—	—		27,279
Depreciation, depletion and amortization	222,097	—	(67,242)	(h)	154,855
Accretion of asset retirement obligation	12,792	—	(2,091)	(i)	10,701
Loss on abandonment	2,309	—	—		2,309
Other, net	(259)	—	—		(259)

	337,377	(12,270)	(69,333)		255,774

Income from operations	199,713	(62,076)	69,333		206,970

Other income (expense):
Interest income	2,951	—	—		2,951
Interest expense, net	(78,969)	—	—	(b)	(78,969)
Derivatives expense	(9,187)	—	—		(9,187)
Loss on debt extinguishment	(24,220)	—	—		(24,220)

	(109,425)	—			(109,425)

Income before income taxes	90,288	(62,076)	69,333		97,545

Income tax expense:
Current	(3,648)	—	—		(3,648)
Deferred	(15,092)	—	(3,629)	(j)	(18,721)

	(18,740)	—	(3,629)		(22,369,)

Net income	$71,548	$(62,076)	$65,704		$75,176

Net income per share:
Basic	$2.02				$2.12

Diluted	$1.99				$2.10

Weighted average shares outstanding:
Basic	35,441				35,441
Diluted	35,871				35,871

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ATP OIL & GAS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

(In millions, except per share data)

	Year Ended December 31, 2007
	Historical Consolidated	Less UK Properties Disposition (g)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Oil and gas production	$599,324	$(74,096)	$—		$525,228
Other revenues	8,611	—	—		8,611

	607,935	(74,096)	—		533,839

Costs, operating expenses and other:
Lease operating	91,693	(11,528)	—		80,165
Exploration	13,756	—	—		13,756
General and administrative	32,018	—	—		32,018
Depreciation, depletion and amortization	247,378	—	(40,609)	(h)	206,769
Impairment of oil and gas properties	34,342	—	—		34,342
Accretion of asset retirement obligation	12,117	—	(2,423)	(i)	9,694
Loss on abandonment	18,649	—	—		18,649
Other, net	(2,408)	—	—		(2,408)

	447,545	(11,528)	(43,032)		392,985

Income from operations	160,390	(62,568)	43,032		140,854

Other income (expense):
Interest income	7,603	—	—		7,603
Interest expense, net	(121,302)	—	—	(b)	(121,302)
Derivatives income	1,298	—	—		1,298

	(112,401)	—	—		(112,401)

Income before income taxes	47,989	(62,568)	43,032		28,453

Income tax (expense) benefit:
Current	1,179	—	—		1,179
Deferred	(548)	—	9,769	(j)	9,221

	631	—	9,769		10,400

Net income	$48,620	$(62,568)	$52,801		$38,853

Net income per share:
Basic	$1.58				$1.26

Diluted	$1.55				$1.24

Weighted average shares outstanding:
Basic	30,793				30,793
Diluted	31,301				31,301

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ATP OIL & GAS CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Assumptions:

(a)	Represents cash proceeds of £258.2 million (approximately $388.9 million at December 18, 2008), net of brokers fees related to the Disposition.

(b)	Represents adjustments to reflect the estimated debt paydown resulting from the contractual requirement to reduce our debt outstanding under our Term Loan agreement using 75% of the adjusted net proceeds from the Disposition. In accordance with the agreement net proceeds are adjusted before calculating the estimated debt paydown by an aggregate $28.2 million, representing taxes payable in the U.K. and the U.S., transaction fees, cash selling expenses of unwinding fixed price delivery contracts for future contracted gas sold from properties included in the Disposition and certain liabilities. For purposes of the pro forma condensed income statements, no adjustments to interest expense have been reflected because the existing Term Loan agreement has only been outstanding since June 27, 2008. A debt reduction of this amount would equate to annual interest expense savings of $25.5 million at the current effective annual rate of 9.34%.

(c)	As a result of the sale, we will be obligated to cash settle our fixed price physical forward contracts previously excluded from derivative accounting, which are related to the production from properties included in the Disposition. This one-time charge is based on the fair value of these contracts as of December 18, 2008. The actual charge will be based on the fair value of these contracts on the actual date the transactions are settled.

(d)	Represents adjustments to remove the book basis, working capital items and asset retirement obligations associated with the properties included in the Disposition.

(e)	Represents adjustments to deferred taxes due to the sale of the properties.

(f)	Represents $6.7 million of deferred losses (net of tax of $3.3 million) in accumulated other comprehensive income that will be reclassified to earnings due to the loss of hedge accounting on certain commodity derivative contracts designated as hedges against a portion of our U.K. production. This one-time charge is based on the fair value of our derivative contracts as of September 30, 2008. The derivative contracts previously associated with properties included in the Disposition have been or will be settled in cash with the counterparties. For purposes of the pro forma income statement presentation, we have not reflected any mark-to-market adjustments associated with the changes in fair value of the derivative contracts that will lose hedge accounting in conjunction with the Disposition.

(g)	Represents adjustments to remove historical revenues and operating expenses associated with the properties included in the Disposition.

(h)	Represents adjustment to reflect the pro forma impact of the Disposition on depreciation, depletion and amortization.

(i)	Represents adjustment to reflect the pro forma impact of the Disposition on accretion of asset retirement obligation.

(j)	Represents adjustment to income tax expense on the historical revenues and operating expenses associated with the properties included in the Disposition calculated using the 50% statutory U.K. income tax rate.

(k)	Represents the aggregate impact on equity related to the one-time transaction related adjustments valued as of September 30, 2008.

(l)	Represents adjustment to remove inventory associated with the properties included in the Disposition.

(m)	Represents adjustment to record assumed liabilities triggered by the sale of the properties.

ATP OIL & GAS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA SUPPLEMENTARY OIL AND GAS DISCLOSURES

Estimated Net Quantities of Proved Oil and Gas Reserves

The following pro forma estimated reserve quantities show the effect of the Disposition as if it had occurred on December 31, 2007.

	Historical Consolidated	Less U.K. Properties Disposition	Pro Forma Combined
Proved developed and undeveloped:

Natural gas (MMcf)	356,210	(72,724)	283,486
Oil, condensate and natural gas liquids (MBbls)	59,893	—	59,893

Total proved reserves (MMcfe)	715,568	(72,724)	642,844

Proved developed:

Natural gas (MMcf)	163,162	(72,724)	90,438
Oil, condensate and natural gas liquids (MBbls)	14,112	—	14,112

Total proved developed reserves (MMcfe)	247,834	(72,724)	175,110

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following pro forma standardized measure of discounted future net cash flows shows the effect of the Disposition as if it had occurred on December 31, 2007.

	Historical Consolidated	Less U.K. Properties Disposition	Pro Forma Combined
Future cash inflows	$8,138,994	$(695,691)	$7,443,303
Future operating expenses	(923,204)	81,472	(841,732)
Future development costs	(1,941,761)	31,456	(1,910,305)

Future net cash flows	5,274,029	(582,763)	4,691,266
Future income taxes	(1,424,995)	72,283	(1,352,712)

Future net cash flows, after income taxes	3,849,034	(510,480)	3,338,554
10% annual discount	(1,209,067)	66,364	(1,142,703)

Standardized measure of discounted future net cash flows	$2,639,967	$(444,116)	$2,195,851